CUSTODIAN AGREEMENT


         AGREEMENT, entered into as of this 1st day of February, 1995, between NBD BANK, a Michigan banking corporation, having its principal office and place of business at 611 Woodward Avenue, Detroit, Michigan 48226 (hereinafter called the "Custodian"), and CRANBROOK FUNDS, a Massachusetts business trust registered as an investment company under the Investment Company Act of 1940, having its office at 100 Renaissance Center, 25th Floor, Detroit, Michigan 48243 (hereinafter called the "Fund").

                             W I T N E S S E T H:

         WHEREAS; the shares of capital stock (Shares) of the Fund are currently divided into two Series known as the Cranbrook Money Market Fund and the Cranbrook Treasury Fund (each a "Series"), each of which represents a diversified portfolio of investments,

         WHEREAS, the Fund desires to appoint NBD Bank to act as the custodian of the securities and cash of each Series,

         WHEREAS, NBD Bank is willing to act as Custodian as herein set forth,

         NOW, THEREFORE, the Custodian and the Fund, on behalf of themselves and their respective successors and assigns, hereby agree as follows:


                                   ARTICLE I
                                  Definitions

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "Authorized Person" shall be deemed to include the President and the Treasurer of the Fund or any other person, whether or not any such person is an Officer or employee of the Fund, duly authorized by the Trustees of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

         2. "Book-Entry System" shall mean the Federal Reserve/Treasury Book-Entry system for United States government and federal agency securities, its successor or successors and its nominee or nominees.

         3. "Certificate" shall mean notice, instructions or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed on behalf of the Fund by any two Trustees or two Officers of the Fund or by an Authorized Person.

         4. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor and successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees.

         5. "Officers" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, any Assistant Treasurer, or any other person or persons duly authorized by the Trustees of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in a Certificate that may be received by the Custodian from time to time.

         6. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

         7. "Securities" shall be deemed to include, without limitation, such securities in which the Fund is authorized to invest in respect of any Series pursuant to its current prospectus.

         8. "Series" means either or both, as the case may be, of the Series into which the Shares of the Fund are currently divided.

         9. "Written Instructions" shall mean written communications actually received by the Custodian by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

                                  ARTICLE II
                           Appointment of Custodian

         l. The Fund hereby constitutes and appoints the Custodian as custodian of Securities and moneys owned by the Fund for the account of each Series during the period of this Agreement.

         2. The Custodian hereby accepts appointment as said custodian and agrees to perform the duties thereof as hereinafter set forth.


                                  ARTICLE III
                        Custody of Cash and Securities

         1. The Fund will deliver or cause to be delivered to the Custodian Securities and monies owned by it on behalf of each Series, including cash received for the issuance of shares of each Series of the Fund, during the period of this Agreement. The Custodian will not be responsible for such Securities and such monies until actually received by it. The Custodian will be entitled to reverse any credits made on the Fund's behalf where such credits have been previously made and monies are not finally collected. The Fund shall instruct the Custodian from time to time in its sole discretion, by means of a Certificate or, in connection with the purchase or sale of Securities, by means of Oral Instructions or a Certificate, as to the manner in which and in what amounts such Securities and monies are to be deposited on behalf of each Series of the Fund in the Book-Entry System or the Depository, provided, however, that prior to the deposit of Securities of the Fund in either the Book-Entry System or the Depository, including a deposit in connection with the settlement of a purchase or sale or a delivery of loan collateral, the Custodian shall have received a certified resolution of the Trustees specifically approving such deposits by the Custodian on behalf of the Fund in the Book-Entry System or the Depository, or physically deposited in the vault of the Custodian, as the case may be. Securities and funds of the Fund deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.

         2. The Custodian shall establish and maintain a separate account in the name of each Series of the Fund and credit thereto all monies received by it for the account of such Series of the Fund, and monies credited to the separate accounts shall be disbursed by the Custodian only:

                 (a)     In payment for Securities purchased, as provided in
         Article IV hereof;

                 (b) In payment of dividends or distributions with respect to the Shares, as provided in Article V hereof;

                 (c) In payment of original issue or other taxes with respect to the Shares, as provided in Article VI hereof;

                 (d) In payment for Shares redeemed by it, as provided in Article VI hereof;

                 (e) Pursuant to Certificates, or with respect to the purchase or sale of Securities, pursuant to Oral Instructions or Certificates, setting forth the name and address of the person to whom the payment is to be made, the amounts to be paid, the account from which the payment is to be made, and the purpose for which payment is to be made; or

                 (f) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian, as provided in Article VIII hereof.

         The Custodian shall maintain all cash, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, of the Fund in such separate accounts, subject only to draft or other order by the Custodian acting pursuant to the terms of this Agreement. If and when authorized and instructed by the Fund, the Custodian may open and maintain an additional account or accounts in such other bank or Fund companies as may be designated by such instructions, such account or accounts, however, to be in the name of the Custodian in its capacity as Custodian and subject only to its draft or order in accordance with the terms of this Agreement.

         3. On each business day the Custodian shall furnish the Fund with a written statement (i) summarizing all transactions and entries for the account of each Series of the Fund effected the immediately preceding business day, and (ii) confirming any purchase or sale of Securities on such preceding business day. Where Securities are transferred to the account of a Series of the Fund, the Custodian shall also by book entry or otherwise so identify as belonging to the Fund and to the appropriate Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and monies held for each Series of the Fund under this Agreement.

         4. All securities held for the Fund which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund with designation of the appropriate Series, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees, and may be held by a sub-custodian designated by the Custodian. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities which are not held in the Book-Entry System or in the Depository in a separate account in the name of the Fund with designation of the appropriate Series physically segregated at all times from those of any other person or persons.

         5. Unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Fund in accordance with this
Agreement:

                 (a)     Collect all income due and payable;

                 (b) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable;

                 (c) Surrender Securities in temporary form for definitive Securities;

                 (d) Execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

                 (e) Receive and hold directly, or through the Book-Entry System or the Depository for the account of the Fund all stock dividends, rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

         6. Upon receipt of a Certificate and not otherwise, the Custodian directly or through the use of the Book-Entry System or the Depository shall:

                 (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

                 (b) Deliver any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder any cash or other securities received in exchange;

                 (c) Deliver any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                 (d) Make such transfers or exchanges of the assets of the Fund and take such other steps as shill be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund.

         7. The Custodian shall cooperate in the preparation of reports to holders of shares of the Fund, to the Securities and Exchange Commission, to State authorities and to others, in the auditing of accounts, and in other matters of like nature.

         8. Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that the Custodian is authorized to deposit all or any part of the securities owned by the Fund in the Book-Entry System of the Federal Reserve Banks, as provided under the provisions of Rule l7f-4 of the Investment Company Act of 1940 as from time to time amended.

         9. Notwithstanding any other provisions of this Agreement, it is expressly understood and agreed that the Custodian is authorized in the performance of its duties hereunder to use the facilities of any Depository.

         10. The Custodian shall calculate daily the "net income" of each Series in a manner consistent with the Fund's governing document and in accordance with the then current prospectus of the Fund with respect to each Series, and shall advise the Fund and the Transfer and Dividend Disbursement Agent of the Fund daily of the total amount of such net income.


                                  ARTICLE IV
                 Purchase and Sale of Investments of the Fund

         1. Promptly after each purchase of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian prior to 12:00 Noon, Detroit time, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the name of the issuer and the title of the Securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, including accrued interest, if any (e) the total amount payable upon such purchase, including accrued interest, if any, and the Series the moneys of which are to be used for payment (f) the name of the person from whom or the broker through whom the purchase was made,
(g) whether such purchase is to be settled through the Book-Entry System or the Depository, (h) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository and (i) for which Series the Securities were purchased. The Custodian shall upon receipt of Securities purchased by or for the Fund pay out of the moneys held for the account of the applicable Series of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

         2. Promptly after each sale of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian prior to 12:00 Noon, Detroit time, a Certificate or Oral Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the Security, (b) the number of shares or the principal amount sold and accrued interest, if any, and the Series for which the sale was made, (c) the date of sale, (d) the sale price per unit, including accrued interest, if any,
(e) the total amount payable to the Fund and the Series thereof to which payable upon such sale, including accrued interest if any, (f) the name of the broker through whom or the person to whom the sale was made, and (g) whether such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver the Securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

                                   ARTICLE V
                     Payment of Dividends or Distributions

         1. The Fund shall furnish to the Custodian a copy of a resolution of the Trustees of the Fund, certified by the Secretary or any Assistant Secretary; authorizing the declaration of dividends on the Shares of each Series on a daily basis and (i) specifying the date of the declaration of such dividend or distribution, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Transfer Agent of the Fund on the payment date, or (ii) authorizing the Custodian to rely on Oral Instructions or a Certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Dividend Disbursing Agent on the payment date.

         2. Upon any payment date specified in such resolution, Oral Instructions or Certificate, the Custodian shall pay out of the moneys held for the account of each Series of the Fund the total amount payable to the Dividend Disbursing Agent of the Fund in respect of each Series.


                                  ARTICLE VI
                       Sale and Redemption of Shares of
                        Beneficial Interest of the Fund

         1. Whenever the Fund shall sell any Shares, it shall deliver to the Custodian a Certificate duly specifying:

                 (a) The number of Shares of each Series sold, trade date, and price; and

                 (b) The amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to the separate account in the name of such Series.

         2. Upon receipt of such money from the Transfer Agent of the Fund, the Custodian shall credit such money to the separate account in the name of the Series for which such money was received.

         3. Upon issuance of any Shares of the Fund in accordance with the foregoing provisions of this Article, the Custodian shall pay out of the money held in the separate account in the name of the Series of the Shares sold, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

         4. Except as provided hereinafter, whenever the Fund shall hereafter redeem any Shares, it shall furnish to the Custodian a Certificate specifying:

                 (a)     The number of Shares of each Series redeemed; and

                 (b) The amount to be paid for the Shares of each Series redeemed.

         5. Upon receipt from the Transfer Agent of the Fund of an advice setting forth the number of Shares of each Series received by the Transfer Agent of the Fund for redemption and stating that such Shares are valid and in good form for redemption, the Custodian shall' make payment to the Transfer Agent out of the moneys in the separate account in the name of the appropriate Series of the Fund for the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.


                                  ARTICLE VII
                          Overdrafts of Indebtedness

         1. If the Custodian should, by reason of clerical error or the failure of a purchaser of Fund shares to provide available monies, advance monies on behalf of the Fund which results in an inadvertent overdraft because the moneys held by the Custodian in the separate account in the name of a Series shall be insufficient to pay the total amount payable upon purchase of Securities as set forth in a Certificate or Oral Instructions issued pursuant to Article IV or which results in an overdraft in the account for some other reason, or if the Fund is for any other reason indebted to the Custodian, such overdraft or indebtedness shall be repayable to the Custodian by the Fund on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Custodian's prime commercial lending rate in effect from-time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. In addition thereto the Fund agrees that the Custodian shall have a continuing lien and security interest in and to any property which is at any time held by it for the benefit of the relevant Series or which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to the credit of the relevant Series on the Custodian's books.

         2. The Fund will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which it borrows money for temporary or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (c) the time and date, if known, on which the loan is to be entered into (the "borrowing date"), (d) the date on which the loan becomes due and payable,
(e) the total amount payable to the Fund on the borrowing date, (f) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, (g) whether the Custodian is to deliver such collateral through the Book-Entry System, the Depository or a Sub-custodian, (h) the Series designation of the portfolio from which such securities are to be delivered, and (i) a statement that such loan for temporary or emergency purposes is in conformance with the Investment Company Act of 1940 and the Fund's current prospectus. The Custodian shall deliver on the borrowing date such specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver in the manner directed by the Fund from time to time such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.


                                 ARTICLE VIII
                           Concerning the Custodian

         1. Except as hereinafter provided, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be subject to the same liability with respect to all securities of the Fund, and all cash, stock dividends, rights and items of like nature to which the Fund is entitled, held or received by a Depository as agent for the Custodian, as if the same were held or received by the Custodian at its own offices. Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Fund for any loss or damage to the Fund resulting from use of the Book-Entry System except by reason of any negligence, misfeasance or misconduct of the Custodian (or any of its agents) or by any of its (or their) employees or from any failure of the Custodian (or any such agent) to enforce effectively such rights as it may have against the Book-Entry System; at the election of the Fund, it shall be entitled to be subrogated for the Custodian in any claim against the Book-Entry System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

         2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

                 (a) The validity of the issue of any Securities purchased by or for the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                 (b) The legality of the sale of any Securities by or for the Fund, or the propriety of the amount for which the same are sold;

                 (c) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

                 (d) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

                 (e) The legality of the declaration or payment of any dividend by the Fund; or

                 (f) The legality of any borrowing by the Fund using Securities as collateral.

         3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.

         4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

         5. The Custodian may appoint one or more banking institutions as Depository or depositories or as Sub-custodian or Sub-custodians, including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by the Fund, upon terms and conditions approved by the Fund.

         6. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Fund are such as properly may be held by the Fund and under the provisions of its Declaration of Trust.

         7. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian such compensation and expenses as may be agreed upon from time to time between the Custodian and the Fund, which compensation initially shall be as set out in Appendix B hereto. The Custodian may charge against any moneys such compensation with respect to the Fund and any expenses with respect to the Fund incurred by the Custodian in the performance of its duties pursuant to such agreement. The Custodian shall also be entitled to charge against any money held by it, the amount of any loss, damage, liability or expense incurred with respect to the Fund, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge against the account of the Fund include, but are not limited to, the expenses and liabilities of any Sub-custodian which the Custodian may be required to pay or reimburse, and expenses of foreign branches of the Custodian incurred in settling outside of Detroit transactions involving the purchase and sale of Securities.

         8. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by two Officers of the Fund or by an Authorized Person. The Custodian shall be entitled to rely upon any Oral Instructions actually received by the Custodian pursuant to Articles III, IV and V hereof and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Fund agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business of the same day that such Oral Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

         9. The Custodian shall maintain all records relating to its activities and obligations under this Agreement consistent with the provisions of the Investment Company Act of 1940, particularly Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and such records shall be available to enable the Fund to report information required on Form N-1A, N-SAR, applicable tax returns and any other law or administrative reporting rules or procedures which may be applicable to the Fund. All records maintained by the Custodian in connection with the performance of its duties under this Agreement will remain the property of the Fund and in the event of termination of this Agreement will be delivered to the Fund or to the successor custodian.

         10. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

         11. The Fund, its successors and assigns, shall at all times fully indemnify and save harmless the Custodian, and its successors and assigns, from any liability or expense whatsoever, including attorney's fees, which may arise in connection with this Agreement, except for the failure of the Custodian to perform the things to be done by it under this Agreement. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

                                  ARTICLE IX
                                  Termination

         1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Trustees, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or Fund company having not less than $100,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Trustees, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians.

         In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or Fund company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. If the Fund fails to designate a successor custodian, or if the Custodian shall fail to designate a successor custodian, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities and moneys then owned by the Fund be deemed to be its own custodian and the Custodian shalt thereby be relieved of all duties and responsibilities pursuant to this Agreement.

         2. Upon the date set forth in such notice, this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and funds then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.


                                   ARTICLE X
                                 Miscellaneous

         1. Annexed hereto as Appendix A is a Certificate signed by two of the present Officers or Trustees of the Fund, setting forth the names and the signatures of each Officer of the Fund and each Authorized Person. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Certificate.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 611 Woodward Avenue, Detroit, Michigan 48226, or at such other place as the Custodian may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at 100 Renaissance Center, 25th Floor, Detroit, Michigan 48243, or at such other place as the Fund may from time to time designate in writing.

         4. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Trustees.

         5. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of the Trustees.

         6. This Agreement shall be construed in accordance with the laws of the State of Michigan.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. The Declaration of Trust establishing Cranbrook Funds, dated November 30, 1994, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Cranbrook Funds" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Cranbrook Funds shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Cranbrook Funds, but the Trust Estate only shall be liable.

         9. If any party responsible for supplying information to the Bank fails to furnish records and/or data or such records or data are illegible, incorrect or incomplete, the Bank will not be responsible for inaccurate reports resulting therefrom.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized, as of the day and year first above written.



Attest:                    CRANBROOK FUNDS

                                  By: /S/ CONRAD W. KOSKI


Attest:                    NBD BANK

/S/ TAMMIE D. POPLAR              By: /S/ MICHAEL M. BARRY

                                          APPENDIX A


                                  CERTIFICATE


         The undersigned Trustee of Cranbrook Funds hereby certify that the following persons are the Officers of the Fund and are Authorized Persons, as defined in the foregoing Custodian Agreement:


Name (and title, if any) Signature

OFFICERS:

   Conrad W. Koski                /S/ CONRAD W. KOSKI
   President

   Charles M. Grimley    /S/ CHARLES M. GRIMLEY
   Treasurer/Secretary

AUTHORIZED PERSONS:

   Wayne Wright          /S/ WAYNE WRIGHT


   James T. Foran                 /S/ JAMES T. FORAN


   Kathryn Nurre         /S/ K. NURRE


   Christopher Caputo    /S/ CHRISTOPHER CAPUTO



         IN WITNESS WHEREOF we have set our hands.



                                  Trustee



                                  Trustee

                                          APPENDIX B


Fee schedule for the services provided by NBD Bank as Custodian to Cranbrook Funds. Fees will be billed to the Fund on a monthly basis.

Basic Account Fee:                $2,400 per annum ($200 per month).

Market Value Fee:                 $0.0001 per million dollars of assets
                                  under custody, calculated at the end of
                                  each month.

Transaction Fee:         $20.00 per buy or sell processed through the
                         custodial system of the Custodian during each month.

Such reasonable out-of-pocket expenses that are mutually agreeable among the parties.